SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
September 12, 2002

THE AES CORPORATION
(exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	333-15487 (Commission File No.)	54-1163725 (IRS Employer Identification No.)

1001 North 19th Street, Suite 2000
Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
(703) 522-1315

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

Item 5. Other Events

On September 12, 2002 subsidiaries of AES (AES Greystone , LLC and its subsidiary Haywood Power I, LLC) sold the Greystone gas-fired peaker assets currently under construction in Haywood County, Tennessee to Tenaska Power Equipment, LLC. for $36 million including cash and assumption of certain obligations. With this sale, AES and its subsidiaries have eliminated any future capital expenditures related to the facility, and also settled all major outstanding obligations with parties involved in this project. The decision to sell the assets under construction was due in part to the changed economic circumstances related to forward power prices as well as AES’s effort to reduce capital spending. AES will record an after tax charge of approximately $100 million associated with this sale, which will be classified as discontinued operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: September 18, 2002	By:	/s/ Brian Miller

Name: Brian Miller
Title: Corporate Secretary